Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz Chief Financial Officer (408) 986-9888	Claire McAdams Investor Relations (530) 265-9899

INTEVAC ANNOUNCES FIRST QUARTER 2021 FINANCIAL RESULTS

Santa Clara, Calif.—May 3, 2021—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the first quarter ended April 3, 2021.

“As expected, the first quarter of 2021 was challenging, as we experienced a pause in revenue momentum within both of our businesses,” commented Wendell Blonigan, president and chief executive officer of Intevac. “In Photonics, the pause was chiefly related to the completion of night vision camera deliveries for the funded R&D stage of the IVAS program, and in our Thin-film Equipment (TFE) business, we are in a period of reduced capital investments by our hard disk drive (HDD) customers. At the same time, highlights of the quarter included the successful completion of our INTEVAC MATRIX® evaluation program for advanced semiconductor packaging, which resulted in our first purchase order, and first revenues, in this new market for Intevac. We announced an incremental new $7 million development program in Photonics that demonstrates the U.S. military’s continued commitment to Intevac’s gated SWIR LIVAR® technology for new weapon systems applications. We also demonstrated our ability to manage our cash and discretionary spending during a difficult quarter. Notably, we improved upon our already strong balance sheet by generating positive cash flow from operations, ending the first quarter with $53.6 million in total cash, cash equivalents, restricted cash, and investments, an increase of $3.2 million since year-end 2020.

“While these pauses in revenue momentum will be challenging to our financial results in the near term, our longer-term outlook remains strong. We continue to expect Intevac will participate in a meaningful way in the major programs and technology trends that are positively impacting the outlooks for both Photonics and TFE. These include being a supplier of digital night vision technology for our U.S. military ground soldiers, and being the world’s leading provider of HDD media production systems as the industry moves forward with capacity expansion plans in support of strong secular growth in data center and cloud storage. Our continued progress in MATRIX and VERTEX evaluation programs and demos provide additional growth potential, incremental to the strong growth expected in our two core markets. Our demonstrated ability to preserve our balance sheet as we navigate through these lean periods will serve us well, as we expect a return to growth in 2022.”

($ Millions, except per share amounts)	Q1 2021		Q1 2020
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$16.2	$16.2	$18.8	$18.8
Operating Loss	$(6.5)	$(6.5)	$(1.1)	$(1.1)
Net Loss	$(6.5)	$(6.5)	$(1.2)	$(1.2)
Net Loss per Diluted Share	$(0.27)	$(0.27)	$(0.05)	$(0.05)

Intevac’s non-GAAP adjusted results exclude the impact, where of applicable, restructuring charges. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

First Quarter 2021 Summary

The net loss was $6.5 million, or $0.27 per diluted share, compared to a net loss of $1.2 million, or $0.05 per diluted share, in the first quarter of 2020.

Revenues were $16.2 million, including $9.2 million of TFE revenues and $7.0 million of Photonics revenues. TFE revenues consisted of one MATRIX PVD system for advanced semiconductor packaging, as well as HDD upgrades, spares and service. Photonics revenues consisted of $3.8 million of product sales and $3.2 million of research and development contracts. In the first quarter of 2020, revenues were $18.8 million, including $8.0 million of TFE revenues which consisted of upgrades, spares and service. Photonics revenues consisted of $5.9 million of product sales and $5.0 million of research and development contracts.

TFE gross margin was 23.1%, compared to 44.0% in the first quarter of 2020. The decline was primarily due to product mix, given the lower-margin contribution from the first MATRIX PVD system in the first quarter of 2021 and the higher mix of higher-margin HDD upgrades in the first quarter of 2020. Photonics gross margin was 13.1%, compared to 42.8% in the first quarter of 2020. The decline was primarily due to lower margins on research and development contracts resulting from higher costs related to additional work needed in order to complete the integration of our camera into the IVAS platform as we neared the end of the development program. Consolidated gross margin was 18.8%, compared to 43.3% in the first quarter of 2020.

R&D and SG&A expenses were $9.6 million, compared to $9.3 million in the first quarter of 2020.

Order backlog totaled $43.1 million on April 3, 2021, compared to $46.9 million on January 2, 2021 and $87.2 million on March 28, 2020. Backlog at both April 3, 2021 and January 2, 2021 did not include any 200 Lean® HDD systems. Backlog at March 28, 2020 included two 200 Lean HDD systems.

The Company ended the quarter with $53.6 million of total cash, cash equivalents, restricted cash and investments and $97.2 million in tangible book value.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact, where applicable, of restructuring charges. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13718576. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet at https://www.webcast-eqs.com/intevac20210503/en or on the Company’s investor relations website at ir.intevac.com. For those unable to attend live, an archived webcast of the call will be available at ir.intevac.com.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, solar photovoltaic, and advanced semiconductor packaging markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean®, INTEVAC MATRIX®, INTEVAC VERTEX®, ENERGi®, LIVAR®, DIAMOND DOG®, DiamondClad®, VERTEX Marathon®, and VERTEX Spectra® are registered trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: impacts related to the COVID-19 global pandemic, customer adoption of our products, future revenue growth potential, and the future financial performance of Intevac. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: global economic impacts of COVID-19 including delays in customer evaluations, supply chain constraints and disruptions related to COVID-19, technology risk, challenges achieving customer adoption and revenue growth in Thin-film Equipment markets, and delays in Photonics programs, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	April 3, 2021	March 28, 2020
Net revenues
TFE	$9,238	$7,962
Photonics	7,003	10,878

Total net revenues	16,241	18,840

Gross profit	3,054	8,156

Gross margin
TFE	23.1%	44.0%
Photonics	13.1%	42.8%

Consolidated	18.8%	43.3%

Operating expenses
Research and development	3,625	3,284
Selling, general and administrative	5,930	5,972

Total operating expenses	9,555	9,256

Total operating loss	(6,501)	(1,100)

Operating income (loss)
TFE	(4,002)	(2,531)
Photonics	(1,146)	2,912
Corporate	(1,353)	(1,481)

Total operating loss	(6,501)	(1,100)

Interest and other income	29	142

Loss before provision for income taxes	(6,472)	(958)
Provision for income taxes	32	266

Net loss	$(6,504)	$(1,224)

Net loss per share
Basic and Diluted	$(0.27)	$(0.05)

Weighted average common shares outstanding
Basic and Diluted	24,033	23,483

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	April 3, 2021	January 2, 2021
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$48,893	$44,180
Accounts receivable, net	18,229	28,646
Inventories	20,501	21,689
Prepaid expenses and other current assets	1,789	1,893

Total current assets	89,412	96,408

Long-term investments	3,919	5,388
Restricted cash	787	787
Property, plant and equipment, net	10,456	11,004
Operating lease right-of-use-assets	7,582	8,165
Deferred income tax and other long-term assets	5,485	5,486

Total assets	$117,641	$127,238

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current operating lease liabilities	$2,913	$2,853
Accounts payable	2,765	4,259
Accrued payroll and related liabilities	5,150	7,679
Other accrued liabilities	3,136	3,598
Customer advances	42	33

Total current liabilities	14,006	18,422

Non-current liabilities
Non-current operating lease liabilities	6,045	6,803
Other long-term liabilities	435	457

Total non-current liabilities	6,480	7,260

Stockholders’ equity
Common stock ($0.001 par value)	24	24
Additional paid-in capital	195,364	193,173
Treasury stock, at cost	(29,551)	(29,551)
Accumulated other comprehensive income	552	640
Accumulated deficit	(69,234)	(62,730)

Total stockholders’ equity	97,155	101,556

Total liabilities and stockholders’ equity	$117,641	$127,238

Note: Amounts as of January 2, 2021 are derived from the January 2, 2021 audited consolidated financial statements.

INTEVAC, INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (Unaudited, in thousands, except per share amounts)

	Three months ended
	April 3, 2021	March 28, 2020
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(6,501)	$(1,100)
Restructuring charges[1]	43	—

Non-GAAP Operating Loss	$(6,458)	$(1,100)

Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(6,504)	$(1,224)
Restructuring charges[1]	43	—
Income tax effect of non-GAAP adjustments[2]	—	—

Non-GAAP Net Loss	$(6,461)	$(1,224)

Non-GAAP Net Loss Per Share
Reported net loss per share (GAAP basis)	$(0.27)	$(0.05)
Restructuring charges[1]	—	—
Non-GAAP Net Loss Per Share	$(0.27)	$(0.05)
Weighted average number of diluted shares outstanding	24,033	23,483

[1]	Results for the three months ended April 3, 2021 include severance and other employee-related costs related to a restructuring program.
[2]

The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.